                                                                 Exhibit 3.1.3

                          CERTIFICATE OF DESIGNATIONS

                                       OF

                $2.3125 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK

                                       OF

                            CLIFFS DRILLING COMPANY

                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE


     CLIFFS DRILLING COMPANY, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation, as amended, of the Corporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation (and, as to certain matters allowed by law, a duly authorized committee thereof) adopted the following resolution establishing a series of 1,150,000 shares of Preferred Stock of the Corporation designated as "$2.3125 Convertible Exchangeable Preferred Stock":

                  RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation by the Certificate of Incorporation, a series of Preferred Stock, without par value, of the Corporation be and hereby is established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

         $2.3125 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK


     1. DESIGNATION AND AMOUNT. There shall be a series of Preferred Stock designated as "$2.3125 Convertible Exchangeable Preferred Stock", and the number of shares constituting such series shall be 1,150,000. Such series is referred to herein as the "Convertible Exchangeable Preferred Stock".

     2. STATED CAPITAL. The amount to be represented in stated capital at all times for each share of Convertible Exchangeable Preferred Stock shall be $.01.

     3. RANK. All shares of Convertible Exchangeable Preferred Stock shall rank prior to all of the Corporation's Common Stock, par value $.01 per share (the "Common Stock"), now or hereafter issued, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.




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     4.   DIVIDENDS. The holders of Convertible Exchangeable Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds at the time legally available therefor, dividends at the rate of $2.3125 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest from the date of first issuance and shall be payable in cash quarterly in arrears on March 15, June 15, September 15 and December 15 of each year commencing December 15, 1988 (except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 nor less than 10 days preceding the payment dates for such dividends, as are fixed by the Board of Directors. For purposes hereof, the term "legal holiday" shall mean any day on which banking institutions are authorized to close in The City of New York or in Dallas, Texas. Subject to the next paragraph of this Section 4, dividends on account of arrears for any past dividend period may be declared and paid at any time, without reference to any regular dividend payment date. The amount of dividends payable per share of Convertible Exchangeable Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months.

     No dividends or other distributions, other than dividends payable solely in shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends and as to liquidation rights to the Convertible Exchangeable Preferred Stock, shall be declared, paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Corporation of, any shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends to the Convertible Exchangeable Preferred Stock (the "Junior Dividend Stock") unless and until all accrued and unpaid dividends on the Convertible Exchangeable Preferred Stock, including the full dividend for the then-current quarterly dividend period, shall have been paid or declared and set apart for payment.

     If, at any time, any dividend on any capital stock of the Corporation ranking senior as to dividends to the Convertible Exchangeable Preferred Stock (the "Senior Dividend Stock") shall be in default, in whole or in part, then (except to the extent allowed by the terms of such Senior Dividend Stock) no dividend shall be paid or declared and set apart for payment on the Convertible Exchangeable Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then-current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any class or series of the Corporation's capital stock ranking, as to dividends, on a parity with the Convertible Exchangeable Preferred Stock (the "Parity Dividend Stock") for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Convertible Exchangeable Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. No full dividends shall be paid or declared and set apart for payment on the Convertible Exchangeable Preferred Stock for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full upon the



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Convertible Exchangeable Preferred Stock and the Parity Dividend Stock, all
dividends paid or declared and set aside for payment upon shares of Convertible Exchangeable Preferred Stock and the Parity Dividend Stock shall be paid or declared and set aside for payment pro rata so that the amount of dividends paid or declared and set aside for payment per share on the Convertible Exchangeable Preferred Stock and the Parity dividend Stock shall, in all cases, bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Convertible Exchangeable Preferred Stock and the Parity Dividend Stock bear to each other.

     Any reference to "distribution" contained in this Section 4 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

     5. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Convertible Exchangeable Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to the dividends accrued and unpaid thereon to the date of final distribution to such holders, whether or not declared, without interest, and a sum equal to $25 per share, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Convertible Exchangeable Preferred Stock (the "Junior Liquidation Stock"); provided, however, that such rights shall accrue to the holders of Convertible Exchangeable Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preferences of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Convertible Exchangeable Preferred Stock (the "Senior Liquidation Stock") are fully met. The entire assets of the Corporation available for distribution after the liquidation preferences of the Senior Liquidation Stock are fully met shall be distributed ratably among the holders of the Convertible Exchangeable Preferred Stock and any other class or series of the Corporation's capital stock which may hereafter be created having parity as to liquidation rights with the Convertible Exchangeable Preferred Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Corporation.

     6. REDEMPTION AT OPTION OF THE CORPORATION. The Corporation may not redeem the Convertible Exchangeable Preferred Stock prior to September 15, 1991. The Corporation, at its option, may, at any time after September 15, 1991, redeem in whole at any time, or from time to time in part, the Convertible
Exchangeable Preferred Stock on any date set by the Board of Directors, at the following cash redemption prices per share if redeemed during the twelve-month period beginning September 15 of the year specified below:



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
                           YEAR                         REDEMPTION PRICE
                           ----                         ----------------

                           1991                               $26.62
                           1992                                26.39
                           1993                                26.16
                           1994                                25.93
                           1995                                25.69
                           1996                                25.46
                           1997                                25.23


and thereafter at $25 per share, plus, in each case, an amount in cash equal to all dividends on the Convertible Exchangeable Preferred Stock accrued and unpaid thereon, whether or not declared, pro rata to the date fixed for redemption, such sum being hereinafter referred to as the "Redemption Price".

     In case of the redemption of less than all of the then outstanding Convertible Exchangeable Preferred Stock, the Corporation shall designate by lot, or in such other manner as the Board of Directors may determine, the shares to be redeemed, or shall effect such redemption pro rata. Notwithstanding the foregoing, the Corporation shall not redeem less than all of the Convertible Exchangeable Preferred Stock at any time outstanding until all dividends accrued and in arrears upon all Convertible Exchangeable Preferred Stock then outstanding shall have been paid for all past dividend periods.

     Not more than 60, nor less than 20 days prior to the redemption date, notice by first class mail, postage prepaid, shall be given to the holders of record of the Convertible Exchangeable Preferred Stock to be redeemed, addressed to such stockholders at their last addresses as shown on the books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption, the Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the shares of Convertible Exchangeable Preferred Stock, that on and after the redemption date, dividends will cease to accumulate on such shares, the then effective conversion rate pursuant to Section 8 and that the right of holders to convert shall terminate at the close of business on the fifth business day prior to the redemption date.

     Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Convertible Exchangeable Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Convertible Exchangeable Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrecoverably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called




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shall cease to accrue after the date fixed for redemption, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate.

     The shares of Convertible Exchangeable Preferred Stock shall not be subject to the operation of any purchase, retirement or sinking fund.

     7. REDEMPTION AT OPTION OF HOLDERS. In the event (i) any person (with the defined meaning as used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or any successor provision) becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor provision) of more than 50% of the Common Stock (a "Share Acquisition") or the Corporation is a party to a business combination, including a merger or consolidation or the sale of all or substantially all of its assets and (ii) either (a) as a result of such a Share Acquisition or business combination, the Convertible Exchangeable Preferred Stock thereafter is not convertible into common stock of the Corporation or of the ultimate parent of the Corporation which common stock is traded on the New York Stock Exchange, the American Stock Exchange or through the NASDAQ National Market System or (b) all or substantially all of the consideration paid in such Share Acquisition or business combination does not consist of common stock of the ultimate parent of the Company which common stock is traded on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System, then each holder of Convertible Exchangeable Preferred Stock, subject to the conditions of this Section 7, shall have the option to require the Corporation to redeem all of the shares of Convertible Exchangeable Preferred Stock owned by such holder at $25 per share plus accrued and unpaid dividends to the redemption date.

     In the event of any Share Acquisition meeting the conditions specified in clauses (i) and (ii) of the first paragraph of this Section 7, the Corporation shall, on the date that is 45 days after the date of such Share Acquisition, upon the written demand of any record holder of Convertible Exchangeable Preferred Stock which so requests, redeem all of the shares of Convertible Exchangeable Preferred Stock owned by such holder at $25 per share plus accrued and unpaid dividends to such redemption date. Within 10 days after the Corporation has knowledge that such Share Acquisition has occurred, it shall mail to each record holder of Convertible Exchangeable Preferred Stock a form of written demand to be used by such holder to exercise his right of redemption (a "Demand Form") and a notice which shall disclose the occurrence of the Share Acquisition and the right of such holder to require the Corporation to redeem such Convertible Exchangeable Preferred Stock pursuant to this Section 7, and shall state the redemption date, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the shares of Convertible Exchangeable Preferred Stock, the date by which such holder must notify the Corporation if it elects to require the Corporation to make such redemption, that on and after the redemption date, dividends will cease to accumulate on such shares, the then effective conversion rate pursuant to Section 8, and that the right of holders to convert shall terminate at the close of business on the fifth business day prior to the redemption date. Within 15 days after the Corporation has knowledge that such Share Acquisition has occurred, it also shall deposit in trust with bank having a combined capital and surplus in excess of $50,000,000, as trustee, for the benefit of holders of Convertible Exchangeable Preferred Stock which elect to



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require the Corporation to redeem such stock pursuant to this Section 7, funds sufficient to redeem on the redemption date all of the Convertible Exchangeable Preferred Stock outstanding on the date of delivery of the notice referred to above. Each record holder of Convertible Exchangeable Preferred Stock that elects to require the Corporation to redeem on the redemption date all of the shares of Convertible Exchangeable Preferred Stock that such holder owns shall deliver to the Company not later than the redemption date a completed Demand Form relating to the Convertible Exchangeable Preferred Stock to be redeemed. After the redemption date, the Corporation shall be entitled to receive from the funds which it deposited in trust for the redemption of Convertible Exchangeable Preferred Stock on such redemption date an amount equal to that portion of such funds which was deposited in respect of shares of Convertible Exchangeable Preferred Stock which the holders thereof did not elect to have redeemed pursuant to this Section 7. The term "redemption date", as used in connection with a redemption resulting from a Share Acquisition, shall mean the close of business on the 45th day after the date of the Share Acquisition.

         In the event of any business combination meeting the conditions specified in clauses (i) and (ii) of the first paragraph of this Section 7, the Corporation shall immediately prior to the effectiveness of such business combination, upon the demand of any record holder of Convertible Exchangeable Preferred Stock that so requests, redeem all of the shares of Convertible Exchangeable Preferred Stock owned by each such holder at $25 per share plus accrued and unpaid dividends to the date on which such business combination occurs. Not later than 35 days prior to the effectiveness of any such business combination, the Corporation shall mail to each record holder of Convertible Exchangeable Preferred Stock a Demand Form and a notice which shall disclose such business combination and the right of such holder of Convertible Exchangeable Preferred Stock to require the Corporation to redeem such Convertible Exchangeable Preferred Stock pursuant to this Section 7 and shall state the anticipated redemption date, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the shares of Convertible Exchangeable Preferred Stock, the date by which such holder must notify the Corporation if it elects to require the Corporation to make such redemption, that on and after the redemption date, dividends will cease to accumulate on such shares, the then-effective conversion rate pursuant to Section 8, and that the right of holders to convert shall terminate at the close of business on the fifth business day prior to the redemption date,. Prior to the effectiveness of such business combination, the Corporation also shall deposit in trust with a bank having a combined capital and surplus in excess of $50,000,000, as trustee, for the benefit of holders of Convertible Exchangeable Preferred Stock which elect to require the Corporation to redeem such stock pursuant to this Section 7, immediately available funds sufficient to redeem on the redemption date all of the Convertible Exchangeable Preferred Stock which, pursuant to this Section 7, holders have elected to require the Corporation to redeem. Each record holder of Convertible Exchangeable Preferred Stock that elects to require the Corporation to redeem on the redemption date all of the Convertible Exchangeable Preferred Stock which it owns must submit to the Corporation not later than the redemption date a completed Demand Form relating to the Convertible Exchangeable Preferred Stock to be redeemed. The Corporation agrees that it will not complete any business combination described in this Section 7 unless proper provision has been made to satisfy its obligations under this Section 7. The term "redemption date" as used in connection with a redemption upon the occurrence of a business combination under this Section 7, shall mean the time immediately prior to the effectiveness of such business combination referred to herein.




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     Any notice by the Corporation which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of Convertible Exchangeable Preferred Stock receives such Notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares shall not affect the validity of the proceedings for the redemption of any other shares of Convertible Exchangeable Preferred Stock. An election by a holder of Convertible Exchangeable Preferred Stock to have the Corporation redeem such stock pursuant to this Section 7 shall become irrevocable on the relevant redemption date. On or after the date fixed for redemption as stated in any notice delivered by the Corporation, each holder of the shares called for redemption shall surrender the certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the relevant redemption price in accordance with the terms of this Section 7. If any such certificates shall be so surrendered in connection with a redemption required to be made as a result of any business combination will not become effective, then the Corporation shall cause such certificates to be returned promptly to the respective holders thereof. If less than all the shares represented by any such surrendered certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption under any provision of this Section 7, funds necessary for the redemption shall be available therefor and shall have been deposited in trust as required by this Section 7, then in the case of any shares of Convertible Exchangeable Preferred Stock to be redeemed as a result of a Share Acquisition, after the close of business on the redemption date and, in the case of any shares of Convertible Exchangeable Preferred Stock to be redeemed as a result of a business combination described in the first paragraph of this Section 7, after the effectiveness of the business combination, notwithstanding that the certificates evidencing any shares which the holders thereof had elected to have redeemed shall not have been surrendered, the dividends with respect to such shares shall cease to accrue, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to such shares (except the right of the holders to receive the relevant redemption price without interest upon surrender of their certificates therefor) shall terminate.

     8.  CONVERSION PRIVILEGE.

         (a) RIGHT OF CONVERSION. Each share of Convertible Exchangeable Preferred Stock shall be convertible at the option of the holder thereof, at any time prior to the close of business on the date fixed for redemption of such share as herein provided, into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided, initially at the rate of 1.89394 shares of Common Stock for each full share of Convertible Exchangeable Preferred Stock.

         For the purpose of this Section 8, the term "Common Stock" shall initially mean the class designated as Common Stock, par value $.01 per share, of the Corporation as of September 20, 1988, subject to adjustment as hereinafter provided.

         (b) CONVERSION PROCEDURES. Any holder of shares of Convertible Exchangeable Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates for such shares of Convertible Exchangeable Preferred Stock at the office of the transfer agent for the Convertible Exchangeable Preferred Stock, which certificate or certificates,


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if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Convertible Exchangeable Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for Common Stock are to be issued.

         No adjustments in respect of dividends on shares surrendered for conversion or any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Convertible Exchangeable Preferred Stock.

         The Corporation will, as soon as practicable after such deposit of certificates for Convertible Exchangeable Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of such transfer agent to the person for whose account such shares of Convertible Exchangeable Preferred Stock were so surrendered, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereinafter provided. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of Convertible Exchangeable Preferred Stock to be converted, and the person or person entitled to receive the Common Stock deliverable upon conversion of such Convertible Exchangeable Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date; provided, however, that the Corporation shall not be required to convert any shares of Convertible Exchangeable Preferred Stock while the stock transfer books of the Corporation are closed for any purpose, but the surrender of Convertible Exchangeable Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the surrender had been made on the date of such reopening, and the conversion shall be at the conversion rate in effect on such date.

         (c)    ADJUSTMENT OF CONVERSION RATE. The number of shares of
Common Stock and number or amount of any other securities and property as hereinafter provided into which a share of Convertible Exchangeable Preferred Stock is convertible (the "conversion rate") shall be subject to adjustment from time to time as follows:

                (i) In case the Corporation shall (1) pay a dividend or make a distribution on its Common Stock that is paid or made (A) in other shares of stock of the Corporation or (B) in rights to purchase stock or other securities if such rights are not separable from the Common Stock except upon the occurrence of a contingency, (2) subdivide its outstanding shares of Common Stock into a greater number of shares or
         (3) combine its outstanding shares of Common Stock into a smaller number of shares, then in each such case the conversion rate in effect immediately prior thereto shall be adjusted retroactively as provided below so that the holder of any shares of Convertible Exchangeable Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation and other shares and rights to purchase stock or other securities (or, in the event of the redemption of any such shares or rights, any cash, property or securities paid in respect of such redemption) which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Convertible Exchangeable Preferred Stock been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                (ii) In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the conversion rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by multiplying such conversion rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination; provided, however, in the event that all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights or warrants, upon the expiration of such rights or warrant the conversion rate shall be readjusted to the conversion rate which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase. For the purposes of this subparagraph (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation.

                (iii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, cash (excluding ordinary cash dividends paid out of retained earnings of the Corporation), other assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in subparagraphs (i) and (ii) above), then in each such case the conversion rate shall be adjusted retroactively so that the same shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided below) of the Common Stock on the date fixed for such determination and the denominator shall be such current market price per share of the Common Stock less the amount of cash and the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of the portion of the assets, right or evidences of indebtedness so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

                (iv)    For the purpose of any computation under subparagraphs
         (ii) and (iii), the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days commencing with the 45th trading day before the day in question. The closing price for each day shall be the reported last sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading (based on the aggregate dollar value of all securities listed or admitted to trading) or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the NASDAQ National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for that purpose, or, if such prices are not available, the fair market value set by, or in a manner established by, the Board of Directors of the Corporation in good faith. "Trading day" shall mean a day on which the national securities exchange or the NASDAQ National Market System used to determine the closing price is open for the transaction of business or the reporting of trades or, if the closing price is not so determined, a day on which the New York Stock Exchange is open for the transaction of business.

                (v) No adjustment in the conversion rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that the Corporation may make any such adjustment at its election; and provided, further, that any adjustments which by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                (vi) Whenever the conversion rate is adjusted as provided in any provision of this Section 8:

                         (1) the Corporation shall compute the adjusted conversion rate in accordance with this Section 8 and shall prepare a certificate signed by the principal financial officer of the Corporation setting forth the adjusted conversion rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent of the Convertible Exchangeable Preferred Stock; and

                         (2) a notice stating that the conversion rate has been adjusted and setting forth the adjusted conversion rate shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Corporation to all record holders of Convertible Exchangeable Preferred Stock at their last addresses as they shall appear in the stock transfer books of the Corporation.

                (vii) In the event that at any time, as a result of any adjustment made pursuant to this Section 8, the holder of any shares of Convertible Exchangeable Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock or to receive any other securities, the number of such other shares or securities so receivable upon conversion of any share of Convertible Exchangeable Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Section 8 with respect to the Common Stock.

                (d) NO FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Convertible Exchangeable Preferred Stock. If more than one certificate representing shares of Convertible Exchangeable Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Convertible Exchangeable Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of Convertible Exchangeable Preferred Stock, the Corporation will pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the market price per share of Common Stock (as determined by the Board of Directors or in any manner prescribed by the Board of Directors, which, so long as the Common Stock is listed on the NASDAQ National Market System, shall be the reported last sale price on the NASDAQ National Market System) at the close of business on the day of conversion.

                (e) RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE OF ASSETS. In case of any reclassification of the Common Stock, any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger of another person into the Corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange pursuant to which share exchange the Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Convertible Exchangeable Preferred Stock then outstanding shall have the right thereafter, during the period such share shall be convertible, to convert such share only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock of the Corporation into which such share of Convertible Exchangeable Preferred Stock might have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange assuming such holder of Common Stock of the Corporation (I) is not a person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation, to which such sale or transfer was made or a party to such share exchange, as the case be ("constituent person"), or an affiliate of a constituent person and (ii) failed to exercise his rights of election if any, as to the kind or amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange (provided that if the kind or amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange is not the same for each share of Common Stock of the Corporation held immediately prior to such consolidation, merger, sale or transfer by others than a constituent person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The Corporation, the person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. The above provisions shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

                (f) RESERVATION OF SHARES; TRANSFER TAXES; ETC. The Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Convertible Exchangeable Preferred Stock, such number of shares of its Common Stock free of preemptive rights as shall from time to time be sufficient to effect the conversion of all shares of Convertible Exchangeable Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of all the then-outstanding shares of Convertible Exchangeable Preferred Stock.

                  If any shares of Common Stock required to be reserved for purposes of conversion of the Convertible Exchangeable Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be. If the Common Stock is listed on the New York Stock Exchange or any other national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Convertible Exchangeable Preferred Stock.

                  The Corporation will pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Convertible Exchangeable Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common

Stock (or other securities or assets) in a name other than that in which the shares of Convertible Exchangeable Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                Before taking any action which would cause an adjustment reducing the conversion rate such that the effective conversion price (for all purposes an amount equal to $25 divided by the conversion rate applicable to one share of Convertible Exchangeable Preferred Stock as in effect at such time) would be below the then stated value of the Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at the conversation rate as so adjusted.

                (g)     PRIOR NOTICE OF CERTAIN EVENTS.  In case:

                        (i) the Corporation shall (1) declare any dividend
                (or any other distribution) on its Common Stock, other than (A) a dividend payable in shares of Common Stock or (B) a dividend payable in cash out of its retained earnings other than any special or non-recurring or other extraordinary dividend or (2) declare or authorize a redemption or repurchase of in excess of 10% of the then-outstanding shares of Common Stock; or

                        (ii) the Corporation shall authorize the granting to
                the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants (other than any rights specified in paragraph (c) (i) (1) (B) of this Section 8); or

                        (iii) of any reclassification of Common Stock (other
                than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

                         (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with the transfer agent for the Convertible Exchangeable Preferred Stock, and shall cause to be mailed to the holders of record of the Convertible Exchangeable Preferred Stock, at their last address as they shall appear upon the stock transfer books of the Corporation, at least 15 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

                (h) OTHER CHANGES IN CONVERSION RATE. The Corporation from time to time may increase the conversion rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period. Whenever the conversion rate is so increased, the Corporation shall mail to holders of record of the Convertible Exchangeable Preferred Stock a notice of the increase at least 15 days before the date the increased conversion rate takes effect and such notice shall state the increased conversion rate and the period it will be in effect.

                The Corporation may make such increases in the conversion rate, in addition to those required or allowed by this Section 8, as shall be determined by it, as evidenced by a resolution of the Board of Directors, to be advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

     1.         VOTING RIGHTS.

         (a) GENERAL. The holders of Convertible Exchangeable Preferred Stock will not have any voting rights except as set forth below or as otherwise from time to time required by law. In connection with any right to vote, each holder of Convertible Exchangeable Preferred Stock will have one vote for each share held.

         (b) DEFAULT VOTING RIGHTS. Whenever dividends on the Convertible Exchangeable Preferred Stock or any other class or series of Parity Dividend Stock shall be in arrears in an amount equal to at least six quarterly dividends (whether or not consecutive), (i) the number of members of the Board of Directors of the Corporation shall be increased by two, effective as of the time of election of such directors as hereinafter provided, and (ii) the holders of the Convertible Exchangeable Preferred Stock (voting separately as a class with all other affected classes or series of the Parity Dividend Stock upon which like voting rights have been conferred and are exercisable) will have the exclusive right to vote for and elect such two additional directors of the Corporation at any meeting of stockholders of the Corporation at which directors are to be elected held during the period such dividends remain in arrears. The right of the holders of the Convertible Exchangeable Preferred Stock to vote for such two additional directors shall terminate when all accrued and unpaid dividends on the Convertible Exchangeable Preferred Stock have been declared and paid or set apart for payment. The term of office of all directors so elected shall terminate immediately upon the termination of the right of the holders of the Convertible Exchangeable Preferred Stock and such Parity Dividend
Stock to vote for such two additional directors.

     The foregoing right of the holders of the Convertible Exchangeable Preferred Stock with respect to the election of two directors may be exercised at any annual meeting of stockholders or, at any special meeting of stockholders held for such purpose. If the right to elect directors shall have accrued to the holders of the Convertible Exchangeable Preferred Stock more than 90 days preceding the date established for the next annual meeting of stockholders, the President of the Corporation shall, within 20 days after the delivery to the Corporation at its principal office of a written request for a special meeting signed by the holders of at least 10% of the Convertible Exchangeable Preferred Stock then outstanding, call a special meeting of the holders of the Convertible Exchangeable Preferred Stock to be held within 60 days after the delivery of such request for the purpose of electing such additional directors.

     The holders of the Convertible Exchangeable Preferred Stock and any Parity Dividend Stock referred to above voting as a class shall have the right to remove without cause at any time and replace any directors such holders have elected pursuant to this Section 9.

                (c) CLASS VOTING RIGHTS. So long as the Convertible Exchangeable Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 662/3% all outstanding Convertible Exchangeable Preferred Stock voting separately as a class, (i) amend, alter or repeal (by merger or otherwise) any provision of the Certificate of Incorporation or the By-Laws of the Corporation, as amended, so as adversely to affect the relative rights, preferences, qualifications, limitations or restrictions of the Convertible Exchangeable Preferred Stock,
(ii) authorize or issue, or increase the authorized amount of any additional class or series of stock, or any security convertible into stock of such class or series, ranking prior to the Convertible Exchangeable Preferred Stock in respect of the payment of dividends or upon liquidation, dissolution or winding up of the Corporation or (iii) effect any reclassification of the Convertible Exchangeable Preferred Stock. A class vote on the part of the Convertible Exchangeable Preferred Stock shall, without limitation, specifically not be deemed to be required (except as otherwise required by law or resolution of the Corporation's Board of Directors) in connection with: (a) the authorization, issuance or increase in the authorized amount of any shares of any other class or series of stock which ranks junior to, or on a parity with, the Convertible Exchangeable Preferred Stock in respect of the payment of dividends and distributions upon liquidation, dissolution or winding up of the Corporation; or (b) the authorization, issuance or increase in the amount of any bonds, mortgages, debentures or other obligations of the Corporation.

         The affirmative vote or consent of the holders of a majority of the outstanding Convertible Exchangeable Preferred Stock, voting or consenting separately as a class, shall be required to (a) authorize any sale, lease or conveyance of all or substantially all of the assets of the Company, or (b) approve any merger, consolidation or compulsory share exchange of the Corporation with or into any other person unless (i) the terms of such merger, consolidation or compulsory share exchange do not provide for a change in the terms of the Convertible Exchangeable Preferred Stock and (ii) the Convertible Exchangeable Preferred Stock is, after such merger, consolidation or compulsory share exchange, on a parity with or prior to any other class or series of capital stock authorized by the surviving corporation as to dividends and upon liquidation, dissolution or winding up other than any class or series of stock of the Corporation prior to the Convertible Exchangeable Preferred Stock as may have been created with the affirmative vote or consent of the holders of at least 662/3% of the Convertible Exchangeable Preferred Stock (or other than a class or series into which such prior stock is converted as a result of such merger, consolidation or share exchange).

     10. EXCHANGE. The shares of Convertible Exchangeable Preferred Stock are exchangeable at the option only of the Corporation in whole, but not in part, on any dividend payment date beginning September 15, 1990 for the Corporation's 9 1/2% Convertible subordinated Debentures due 2013 (the "Debentures"), to be issued under an Indenture (the "Indenture") between the Corporation and MTrust Corp, National Association, as trustee, or such other party as may then act as trustee under the Indenture (the "Trustee"), which shall be in substantially the form filed as an exhibit to the Corporation's Registration Statement on Form S-1 (Registration No. 33-23508) as filed with the Securities and Exchange Commission and as amended as of September 15, 1988, completed as set forth therein and with such changes as may be required by law or usage. Such exchange, if any, shall be a redemption of the Convertible Exchangeable Preferred Stock in exchange for the Debentures. Holders of the outstanding shares of Convertible Exchangeable Preferred Stock will be entitled to receive $25 principal amount of the Debentures in exchange for each share of Convertible Exchangeable Preferred Stock held by them at the time of exchange plus an amount in cash equal to all dividends on the Convertible Exchangeable Preferred Stock accrued and unpaid to the date of such exchange.

         No such exchange of Debentures for shares of Convertible Exchangeable Preferred Stock shall be made unless on or prior to the dividend payment date on which such exchange is to be made (i) the Indenture shall have been executed and delivered by the Corporation and the Trustee and (ii) the Trustee shall have received an Opinion of Counsel (as such term is defined in the Indenture), dated such dividend payment date, substantially to the following effect, with such changes therein as such Trustee shall approve:

         (1) the Corporation has duly authorized the exercise of its right to redeem the Convertible Exchangeable Preferred Stock in exchange for the Debentures and has exercised such option; (2) the Corporation has full corporate power and authority to enter into the Indenture and to perform its obligations under the Indenture and to issue and deliver the Debentures; (3) the Indenture has been duly authorized, executed and delivered and is a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect); (4) the Debentures will, when issued in accordance with the terms of the Indenture, constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect) and entitled to the benefits of the Indenture; (5) no consent, approval, authorization or order of any court or governmental agency or body is required in connection with the issuance of the Debentures, except such as may be required under the blue sky laws of any jurisdiction and such other approvals (specified in such opinion) as have been obtained; and (6) the issuance of the Debentures and the performance by the Corporation of its obligations under the Indenture will not be in conflict with or constitute a breach of or a default (with the passage of time or otherwise) under (w) the Certificate of Incorporation or By-Laws of the Corporation in effect at the date of such opinion, (x) the certificate of incorporation or by-laws of any subsidiary of the Corporation (which conflict, breach or default is material to the Corporation and its subsidiaries taken as a whole) in effect at the date of such opinion, (y) any agreement or instrument (which is, individually or in the aggregate, material to the Corporation and its subsidiaries taken as a whole) to which the Corporation or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound or (z) any statute, law or regulation in effect at the date of such opinion to which the Corporation or any of its subsidiaries or any of their respective, properties may be subject to or any judgment, decree or order, known to such counsel, of any court or governmental agency or authority then in effect and applicable to the Corporation or any of its subsidiaries (which conflict, breach or default is, in the case of this clause (z), individually or in the aggregate, material to the Corporation and its subsidiaries taken as a whole).

     Upon such exchange, the rights of the holders of Convertible
Exchangeable Preferred Stock as stockholders of the Corporation shall cease (except the right to receive on the date of exchange an amount equal to the amount of accrued and unpaid dividends on the Convertible Exchangeable Preferred Stock to the date of exchange and the Debentures), and the person or persons entitled to receive the Debentures issuable upon such redemption and exchange shall be treated for all purposes as the registered holder or holders of such Debentures. The Corporation will mail to each record holder of the Convertible Exchangeable Preferred Stock written notice of its intention to exchange the Convertible Exchangeable Preferred Stock not less than 30 nor more than 60 days prior to the exchange date. Such notice shall state: (i) the exchange date; (ii) the place or places where certificates for such shares are to be surrendered for exchange for Debentures; and (iii) that dividends on the shares to be exchanged will cease to accrue on such exchange date. Upon surrender in accordance with said notice of the certificates for any shares so exchanged (property endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), the Corporation will cause the Debentures to be authenticated and issued in exchange for such shares of Convertible Exchangeable Preferred Stock to be mailed to the holder of the shares of Convertible Exchangeable Preferred Stock at such holder's address of record or such other address as the holder shall specify upon such surrender of such certificates.

         If on the exchange date the Corporation shall be in default in the payment of any dividends (including cumulative dividends, if applicable on Convertible Exchangeable Preferred Stock or on any shares of Preferred Stock ranking, as to dividends, prior to or on a parity wit the Convertible Exchangeable Preferred Stock, or if such exchange shall on such date be prohibited by applicable) on Convertible Exchangeable Preferred Stock or on any shares of Preferred Stock ranking, as to dividends, prior to or on a parity with the Convertible Exchangeable Preferred Stock, or is such exchange shall on such date be prohibited by applicable law, then no shares of the Convertible Exchangeable Preferred Stock shall be exchanged.

     11. OUTSTANDING SHARES. For purposes of this Certificate of Designations, all shares of Convertible Exchangeable Preferred Stock shall be deemed outstanding except (i) from the date fixed for redemption pursuant to Section 6 or 7 hereof, all shares of Convertible Exchangeable Preferred Stock that have been so called for redemption under Section 6 or have been required to be redeemed by the holder thereof under Section 7 if funds necessary for the redemption of such shares are available and, in the case of a redemption under
Section 7, have been deposited in trust with a bank having a combined capital and surplus in excess of $50,000,000, as trustee, for the benefit of the holders of such shares to be redeemed for payment of the relevant redemption price; (ii) from the date of exchange determined pursuant to Section 10 hereof, all shares of Convertible Exchangeable Preferred Stock so called for exchange for Debentures if an amount equal to all accrued and unpaid dividends on such shares has been set apart for payment and the Debentures are issuable upon surrender of such shares; (iii) from the date of surrender of certificates representing shares of Convertible Exchangeable Preferred Stock, all shares of Convertible Exchangeable Preferred Stock into Common Stock; and (iv) from the date of registration of transfer, all shares of Convertible Exchangeable Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

     12. PARTIAL PAYMENTS. If at any time the Corporation does not pay amounts sufficient to redeem all Convertible Exchangeable Preferred Stock required to be redeemed by the Corporation at such time pursuant to Section 7 hereof, then such funds which are paid shall be applied to redeem such as the Corporation may designate by lot.

     13. STATUS OF ACQUIRED SHARES. Shares of Convertible Exchangeable Preferred Stock redeemed by the Corporation, received upon conversion pursuant to Section 8 or upon exchange pursuant to Section 10 or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class, and may thereafter be issued, but not as shares of Convertible Exchangeable Preferred Stock.

     14. PREEMPTIVE RIGHTS. The Convertible Exchangeable Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the corporation.

     15. SEVERABILITY OF PROVISIONS. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

         IN WITNESS WHEREOF, Cliffs Drilling Company has caused this certificate to be signed by Douglas E. Swanson, its Executive Vice
President, and is corporate seal to be hereunder affixed and attested by James
E. Mitchell, Jr., its Secretary, this 20th day of September, 1988.


                                       CLIFFS DRILLING COMPANY


                                       BY:  /S/ DOUGLAS E. SWANSON
                                            --------------------------------
                                            DOUGLAS E. SWANSON
                                            EXECUTIVE VICE PRESIDENT


Attest:

  /S/ JAMES E. MITCHELL JR.
----------------------------------
James E. Mitchell, Jr.
Secretary